SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.

                                20549


                            ------------

                              FORM 8-K

                            ------------


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):  October 15, 1999
   -------------------------------------------------------------------



                      TEXAS INSTRUMENTS INCORPORATED
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)


             Delaware                          1-3761
     ------------------------           ---------------------
     (State of Incorporation)           (Commission File No.)


                                75-0289970
                   ------------------------------------
                   (I.R.S. Employer Identification No.)


                           8505 Forest Lane,
               P. O. Box 660199, Dallas, Texas      75266-0199
            ---------------------------------------------------
            (Address of principal executive offices)(Zip Code)


      Registrant's telephone number, including area code (972) 995-3773
      -----------------------------------------------------------------



ITEM 2.   Acquisition or Disposition of Assets.

     On October 15, 1999, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 25, 1999, by and among Texas Instruments Incorporated ("TI"), Unitrode Corporation ("Unitrode") and Unicorn Acquisition Corp., a wholly owned subsidiary of TI ("Unicorn"), Unicorn was merged with and into Unitrode (the "Merger"). Unitrode was the surviving corporation of the Merger and became a wholly owned subsidiary of TI. In accordance with the Merger Agreement, the outstanding common stock of Unitrode was converted into the right to receive approximately 16.7 million shares of TI common stock. The Merger has been accounted for as a "pooling of interests" under generally accepted accounting principles.


ITEM 7.     Exhibits.

          Designation of
            Exhibit in
            this Report      Description of Exhibit
          --------------     ----------------------

               99            Registrant's news release
                             dated October 15, 1999


                              SIGNATURE
                              ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TEXAS INSTRUMENTS INCORPORATED



                                  By: /s/ O. WAYNE COON
                                     -----------------------
                                     O. Wayne Coon
                                     Vice President and
                                     Assistant Secretary

Date: October 25, 1999


                               Exhibit Index

Designation of
  Exhibit in                                          Paper (P)
  this Report       Description of Exhibit        or Electronic (E)
--------------      ----------------------        -----------------

     99             Registrant's news release           E
                    dated October 15, 1999